As filed with the Securities and Exchange Commission on December 30, 2014

Registration No. 333-198569

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 1
To
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARATHON PATENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	6794	01-0949984
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

11100 Santa Monica Blvd., Ste. 380
Los Angeles, CA 90025
Telephone: (703) 232-1701
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Doug Croxall
11100 Santa Monica Blvd., Ste. 380
Los Angeles, CA 90025
Telephone: (703) 232-1701
 (Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Harvey J. Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

[ ] Large accelerated filer	[ ] Non-accelerated filer (Do not check if a smaller reporting company)
[ ] Accelerated filer	[X] Smaller reporting company

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-198569) of Marathon Patent Group, Inc. is being filed solely to (i) include Squar, Milner, Peterson, Miranda & Williamson, LLP in the "Expert" section, (ii) file Exhibits 23.3 and 23.4 and (iii) revise the exhibit index to include Exhibits 23.3 and 23.4. Accordingly, this Post-Effective Amendment No. 1 consists solely of the facing page, this explanatory note, the exhibit index, the signature page, and the exhibit filed herewith. This filing does not modify any provision of the Registration Statement except as specifically noted herein.

PART I

EXPERTS

The financial statements of Marathon Patent Group Inc. as of and for the fiscal years ended December 31, 2013 and 2012 have been audited by KBL, LLP, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The financial statements of Clouding IP Assets (Carve-out of Certain Operations of Clouding IP, LLC) as of and for the year ended December 31, 2013 and the financial statements of OrthoPhoenix, LLC and TLIF, LLC and MedTech Development Deutschland GmbH as of and for the year ended December 31, 2013 have been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

Item 16.  Exhibits.

1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 9, 2011)
3.2	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 28, 2014)
3.3	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on February 20, 2013)
3.4	Certificate of Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 19, 2013)
3.5
Certificate of Designations of Series A Convertible Preferred Stock of Marathon Patent Group, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 7, 2014)

3.6
Certificate of Designations of Series B Convertible Preferred Stock of Marathon Patent Group, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 7, 2014)

3.7
Certificate of Correction to the Certificate of Designation of Series A Convertible Preferred Stock of Marathon Patent Group, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 3, 2014)

4.1	Form of Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3/A, filed with the SEC on November 18, 2014)
4.2	Form of Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3/A, filed with the SEC on November 18, 2014)
4.3	Form of Unit (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3/A, filed with the SEC on November 18, 2014)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP (Incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-3/A, filed with the SEC on November 26, 2014)
23.1**	Consent of KBL, LLP
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
23.3**	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP
23.4**	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP
24.1	Power of Attorney (included on signature page of this Form S-3)

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	Filed herewith.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 30, 2014.

MARATHON PATENT GROUP, INC.
By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer and Chairman
(Principal Executive Officer)

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Doug Croxall	Chief Executive Officer and Chairman (Principal Executive Officer)	December 30, 2014
Doug Croxall

/s/ Francis Knuettel II	Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2014
Francis Knuettel II

*	Executive Vice President, Secretary and Director	December 30, 2014
John Stetson

	Director	December 30, 2014
Stuart Smith

	Director	December 30, 2014
Edward Kovalik

*	Director	December 30, 2014
William Rosellini

* Executed on December 30, 2014 by Doug Croxall as attorney-in-fact under power of attorney granted in the Registration Statement previously filed on September 4, 2014.

*	/s/ Doug Croxall
Doug Croxall
Attorney-in-Fact

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 9, 2011)
3.2	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 28, 2014)
3.3	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on February 20, 2013)
3.4	Certificate of Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 19, 2013)
3.5
Certificate of Designations of Series A Convertible Preferred Stock of Marathon Patent Group, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 7, 2014)

3.6
Certificate of Designations of Series B Convertible Preferred Stock of Marathon Patent Group, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 7, 2014)

3.7
Certificate of Correction to the Certificate of Designation of Series A Convertible Preferred Stock of Marathon Patent Group, Inc. (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed with the SEC on September 3, 2014)

4.1	Form of Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3/A, filed with the SEC on November 18, 2014)
4.2	Form of Warrant (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3/A, filed with the SEC on November 18, 2014)
4.3	Form of Unit (Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3/A, filed with the SEC on November 18, 2014)
5.1*	Opinion of Sichenzia Ross Friedman Ference LLP
23.1**	Consent of KBL, LLP
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
23.3**	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP
23.4**	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP
24.1	Power of Attorney (included on signature page of this Form S-3

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	Filed herewith.